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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K




                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                        Date of Report: May 22, 2001
                        (Date of earliest event reported)


                             V3 SEMICONDUCTOR, INC.
             (exact name of registrant as specified in its charter)


           NEVADA                  COMMISSION FILE:               87-0429263
(State or other jurisdiction          333-59133               (I.R.S. Employer
    of incorporation or                                      Identification No.)
       organization)



                          250 Consumers Road, Suite 901
                      North York, Ontario, Canada, M2J 4V6
          (Address of Principal executive offices, including zip code)



                                 (416) 497-8884
              (Registrant's telephone number, including area code)




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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

On May 22, 2001, V3 Semiconductor, Inc. (the "Company") and its wholly owned subsidiary V Cubed Corporation ("VCubed") filed for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California, cases #01-52615 and #01-52614, respectively. The Company and VCubed have filed a motion with the Bankruptcy Court for joint administration of the two cases. The voluntary petitions were filed as part of, and to facilitate, the Company's previously announced agreement to sell its assets and business to QuickLogic Corporation. The Company anticipates that all creditors of the Company and VCubed will be paid in full and intends to consummate its sale of assets to QuickLogic Corporation upon the Bankruptcy Court's approval. The existing officers and directors of the Company and VCubed will continue to oversee operation of their respective businesses as debtors in possession, pursuant to Sections 1107 and 1108 of the United States Bankruptcy Code, and subject to the requirements of the Bankruptcy Code, which include court approval of matters outside of the ordinary course of business.



                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,


                                         V3 Semiconductor, Inc.



Date:  May 23, 2001                 By   /s/ CARL MITCHELL
                                         ---------------------------------
                                         Name:    Carl Mitchell
                                         Title:   President